UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2020

AVX Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina	29644
(Address of principal executive offices)	(Zip Code)

(864) 967-2150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	AVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2020, AVX Corporation, a Delaware corporation (“AVX” or the “Company”), entered into an Agreement and Plan of Merger, dated as of February 21, 2020 (the “Merger Agreement”), with Kyocera Corporation, a joint stock corporation incorporated under the laws of Japan (“Kyocera”), and Arch Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Kyocera (“Merger Sub”).

Pursuant to the Merger Agreement, Kyocera caused Merger Sub to conduct an all-cash tender offer (the “Offer”) for any and all of the outstanding shares of common stock, $0.01 par value, of the Company (the “Shares”) which Kyocera does not already own at an offer price of $21.75 per Share (the “Offer Price”), net to the seller in cash without interest, and subject to deduction for any required withholding taxes.

The Offer expired at one minute after 11:59 p.m., New York City time, on March 27, 2020. American Stock Transfer & Trust Co., LLC, in its capacity as depositary for the Offer, advised that, as of the expiration of the Offer, a total of 31,763,490.559 Shares were validly tendered and not validly withdrawn pursuant to the Offer as of the expiration of the Offer, representing approximately 67.0% of the outstanding Shares not already owned by Kyocera. In addition, Notices of Guaranteed Delivery have been delivered for 2,548,489 Shares, representing approximately 5.4% of the outstanding Shares not already owned by Kyocera. Each condition to the Offer was satisfied or waived, and Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not withdrawn.

On March 30, 2020, following consummation of the Offer, Merger Sub merged with and into the Company, with the Company surviving the Merger. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company’s stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares held by AVX, any of its subsidiaries, Kyocera, Merger Sub or any subsidiary of Kyocera, or any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL), was converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any required tax withholding.

Immediately prior to the Effective Time (i) each option to purchase Shares outstanding under any of the Company’s equity plans (a “Company Stock Option”) that was outstanding immediately prior to the Effective Time, whether or not vested or exercisable, was canceled, and converted into the right to receive, for each such Company Stock Option, an amount in cash, subject to applicable withholding, determined by multiplying the excess, if any, of the Offer Price per Share over the applicable exercise price per Share of such Company Stock Option by the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such Company Stock Option in full immediately prior to the Effective Time and (ii) each award of restricted stock units under any of the Company’s equity plans (a “Company RSU”) that was outstanding immediately prior to the Effective Time, whether or not vested, was canceled, and converted into the right to receive, for each such Company RSU, an amount in cash, subject to applicable withholding, determined by multiplying the Offer Price per Share by the number of Shares underlying each Company RSU assuming such Company RSUs had vested in full immediately prior to the Effective Time; provided, however, that for any Company RSU that is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), payment in respect of such award shall be made on the first date that will not result in the imposition of any tax under Section 409A of the Code.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 21, 2020 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

Effective as of March 30, 2020, following consummation of the Merger, the Company terminated: (i) the AVX Corporation 2004 Stock Option Plan as amended through July 23, 2008; (ii) the AVX Corporation 2004 Non-Employee Directors’ Stock Option Plan as amended through July 28, 2008; (iii) the AVX Corporation 2014 Stock Option Plan; (iv) the AVX Corporation 2014 Non-Employee Directors’ Stock Option Plan as amended May 12, 2016 and (v) the AVX Corporation 2014 Restricted Stock Unit Plan.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on March 30, 2020, Merger Sub irrevocably accepted for payment all Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date. On March 30, 2020, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required to consummate the Merger. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Kyocera.

The aggregate consideration paid by Merger Sub in the Offer and Merger to purchase all outstanding Shares (other than the Shares already owned by Kyocera), was approximately $1.03 billion. Kyocera provided Merger Sub with the necessary funds to fund the Offer and the Merger from its cash on hand.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE (x) halt trading in the Shares on the morning of March 30, 2020, prior to market open, and suspend trading of the Shares effective as of the close of business on March 30, 2020 and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended and the Company’s common stock be deregistered under Section 12(g) of the Exchange Act, at the time such filing is permitted under SEC rules.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 1.02, 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon completion of the Merger on March 30, 2020, in accordance with the Merger Agreement, the members of Merger Sub’s board of directors immediately before the Merger, Shoichi Aoki, Hiroshi Fure, Koichi Kano, John Sarvis, Hideo Tanimoto and Goro Yamaguchi became the members of the Company’s board of directors. Accordingly, each of Donald Christiansen, David DeCenzo and John Ballato ceased serving as members of the Company’s board of directors at the Effective Time. These departures were solely in connection with the Merger and not a result of any disagreement with the Company, its management or its board of directors.

Pursuant to the Merger Agreement, the officers of the Company immediately prior to the Effective Time became the officers of the surviving corporation following the Effective Time and will hold office at the pleasure of the board of directors of the surviving corporation and in accordance with the Bylaws (defined below).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s Restated Certificate of Incorporation was amended and restated in its entirety as set forth on Annex II to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”) and the Company’s Amended and Restated By-laws were amended and restated to read in their entirety as the bylaws of Merger Sub immediately prior to the Effective Time (the “Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Items

On March 30, 2020, the Company issued a press release announcing the completion of the Merger, which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are included with this Report:

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of February 21, 2020, by and among AVX Corporation, Kyocera Corporation and Arch Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2020)

3.1	Amended and Restated Certificate of Incorporation of the Company (filed herewith)

3.2	Amended and Restated Bylaws of the Company (filed herewith)

99.1	Press release, dated March 30, 2020 (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020

AVX CORPORATION

By:	/s/ Michael Hufnagel

Name:	Michael Hufnagel
Title:	Senior Vice President, Chief Financial Officer and Treasurer